Exhibit 21.1

Subsidiaries of Euramax International, Inc.

Company

Beneficial Owner

Amerimax UK, Inc.	Euramax International Holdings Limited

Amerimax Fabricated Products, Inc.	Euramax International, Inc.

Amerimax Home Products, Inc.	Amerimax Fabricated Products, Inc.

Amerimax Diversified Products, Inc.	Amerimax Fabricated Products, Inc.

Amerimax Building Products, Inc.	Amerimax Fabricated Products, Inc.

Amerimax Coated Products, Inc.	Amerimax Building Products, Inc.

Amerimax Laminated Products, Inc.	Amerimax Building Products, Inc.

Amerimax Richmond Company, Inc.	Amerimax Fabricated Products, Inc.

Amerimax Finance Company, Inc.	Amerimax Fabricated Products, Inc.

Fabral Holdings, Inc.	Amerimax Fabricated Products, Inc.

Fabral, Inc.	Fabral Holdings, Inc.

Euramax European Holdings Limited	Euramax International Limited

Euramax Europe Limited	Euramax European Holdings Limited

Euramax Holdings Limited	Euramax Europe Limited

Euramax Coated Products Limited	Euramax Holdings Limited

Ellbee Limited	Euramax Holdings Limited

Euramax European Holdings B.V.	Euramax Continental Limited

Euramax Netherlands B.V.	Euramax European Holdings B.V.

Euramax Europe B.V.	Euramax Netherlands B.V.

Euramax Coated Products B.V.	Euramax Europe B.V.

Euramax Industries S.A.	Euramax European Holdings B.V./

Euramax International Limited

Euramax Continental Limited	Euramax International Limited

Euramax International Limited	Euramax International Holdings Limited

Euramax International Holdings Limited	Euramax International, Inc.